UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2007

RPC, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 26, 2007, the Compensation Committee established the target incentive award under the Performance-Based Cash Compensation Plan (“Management Incentive Plan”) for the Principal Executive Officer and for the other members of executive management at the following amounts:

Officer	Percentage of Base Salary
Principal Executive Officer	100%
Principal Financial Officer	80%
Chairman of the Board	100%
Vice President and Secretary	40%

The maximum bonus award for each participant under the Management Incentive Plan for 2007 was established at 150 percent of such participant's base salary, not to exceed a maximum of $2,000,000 per individual per year. The performance criteria applicable to the Principal Executive Officer and the rest of executive management for 2007 under the Management Incentive Plan are determined based solely on corporate performance. The Compensation Committee established corporate performance goals for 2007 under the Management Incentive Plan based on return on invested capital, with specific goals established by review of peer groups and prior year results. A copy of the Management Incentive Plan was included as an exhibit to the Form 8-K filed on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: March 1, 2007	/s/ Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer